PIEMONTE FOODS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To:      Shareholders of Piemonte Foods, Inc.

         The Annual Meeting of Shareholders of Piemonte Foods, Inc. (the "Company") will be held at 8:30 a. m. on Wednesday, October 29, 1997, at The Commerce Club, One Insignia Financial Plaza, Greenville, South Carolina for the following purposes:

         1. To elect two (2) Class One Directors to a term of three (3) years. The Board intends that the following persons be nominated to office for a period of three (3) years: T. Patrick Costello, Richard J. Stoner.

         2. To ratify the appointment of Ernst and Young LLP as the Company's independent auditors for the fiscal year ending 1998.

         3. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

         The Company's Board of Directors has fixed the close of business on September 15, 1997 as the record date for the determination of Shareholders entitled to notice of and to vote at this meeting. Shareholders who do not expect to attend this meeting are requested to sign, date, and return the accompanying proxy in the enclosed envelope. Shareholders are encouraged to vote on all matters to be considered at the meeting. Prompt return of the proxy is important regardless of the number of shares it represents. This proxy is solicited on behalf of the Board of Directors of the Company.



                            David B. Ward, Secretary.


Greenville, South Carolina
September 10, 1997



Important: You are cordially invited to attend the meeting, but whether or not you plan to attend, PLEASE VOTE, DATE, SIGN, AND MAIL the enclosed Proxy promptly. If you attend the meeting, you may either vote by your proxy, or withdraw your proxy and vote in person.

The 1997 Annual Report is furnished herewith.

                              PIEMONTE FOODS, INC.
                               400 AUGUSTA STREET
                              POST OFFICE BOX 9239
                      GREENVILLE, SOUTH CAROLINA 29604-9239

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 29, 1997

         On behalf of the Board of Directors of Piemonte Foods, Inc., (the "Company") a proxy is solicited from you to be used at the Company's Annual Meeting of Shareholders scheduled at 8:30 a.m. on Wednesday, October 29, 1997, at The Commerce Club, One Insignia Financial Plaza, Greenville, South Carolina and at all adjournments thereof.

         The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to Shareholders is September 29, 1997.

         The Company will bear all costs of the solicitation of proxies, and in the event sufficient proxies are not received before the meeting, further solicitation may be made in person or by mail, telephone, telegraph or other media. The Company regularly engages the services of Robert A. Lentz and Associates, Inc. to assist in its Shareholder relations and as a part of such services may assist in the distribution and collection of proxies for no additional remuneration except reimbursement of out-of-pocket expenses.

         VOTING SECURITIES. As of September 15 1997, the record date fixed for the determination of Shareholders entitled to notice of and to vote at the meeting or any adjournment thereof, there were outstanding 1,550,428 shares of Common Stock, which is the only outstanding class of capital stock of the Company. Each such share is entitled to one (1) vote on all matters properly coming before the meeting.

         VOTING BY PROXY. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices in the accompanying proxy card. All properly executed proxy cards delivered by stockholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of director(s) and to ratify the appointment of Ernst & Young as independent auditors. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

         QUORUM AND VOTE REQUIRED. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. The vote of a majority of a quorum present is required with respect to each item submitted (unless cumulative voting with respect to the election of directors is required).

         CUMULATIVE VOTING. If either (i) notice in writing is given by any Shareholder to the President or other office of the Company not less than forty-eight (48) hours before the time affixed for the holding of the Annual Meeting that such Shareholder desires that the voting with respect to the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Annual Meeting by the Chairman or Secretary of, by, or on behalf of the Shareholder giving such notice or (ii) a Shareholder announces his intention at the Annual Meeting before the voting for directors commences to vote his shares cumulatively, then each shareholder shall have the right to cumulate such voting power as he possesses at such election. Under cumulative voting, a Shareholder may cast for any one (1) nominee as many votes as shall equal the number of directors to be elected multiplied by the number of his shares. Such votes may be cast all for one nominee or distributed among any two or more nominees as the Shareholder may elect, or in the case of proxies, as the proxy may elect. In the event of cumulative voting, the proxy holders designated by the Board of Directors will distribute the votes of shares subject to proxies they hold as to elect the maximum number of nominees for director on the slate intended to be nominated.

         REVOCABILITY OF PROXY. Any Stockholder delivering a proxy has the power to revoke it any time before it is voted by giving written notice to the Secretary of the Company, by a valid proxy bearing a later date delivered to the Company or by attending the meeting and voting in person.

                             PRINCIPAL SHAREHOLDERS

         To the knowledge of the Company, other than as set forth below, no person owns of record or beneficially more than five (5%) percent of the Company outstanding Common Stock. To the knowledge of the Board of Directors, there has been no change in control of the Company since the beginning of its last fiscal year. The Company is not aware of any contractual arrangements, including any pledge of securities of the Company, known to the Company's Board of Directors, the operation of the terms of which may result in a change of control of the Company in the future.

         As of August 25, 1997, all principal stockholders of the Company who may be deemed to beneficially own more than five (5%) percent of the Common Stock of the Company are set forth below:



                                                                                                      Percent of Common
Name and Address of                            Amount and Nature of Beneficial                        Stock and Common
   Beneficial Owner                            Ownership of Common Stock                              Stock Equivalents

Virgil L. Clark                     91,947 - includes 34,897 shares owned directly;                        6.0%
400 Augusta Street                  options to purchase 57,050 shares; 19,844 shares
Greenville, S. C.  29605            held by three trusts of which he is trustee.

T. Patrick Costello                 157,850 - sole direct owner of 105,000 shares and                     10.2%
1945 North 15th Street              options to purchase 52,850 shares.
Melrose Park, Illinois  60160

Ronald T. Huth                      164,301 - includes 80,976 shares owned directly; options              10.6%
10 Thise Court                      to purchase 3,000; shares 80,325 shares owned by
Lafayette, Indiana 47903            his spouse (1).

Rosalie A. Huth                     161,301 - includes 80,325 shares owned directly and                   10.4%
10 Thise Court                      80,976 shares owned by her spouse (1)
Lafayette, Indiana  47903

(1) Mr. And Mrs. Huth disclaim any beneficial ownership in shares held by their spouse.

                     SHAREHOLDINGS OF DIRECTORS AND OFFICERS

         As of August 25, 1997, all directors, nominees for director and executive officers of the Company, individually and as a group, who may be deemed to beneficially own Common Stock of the Company are set forth below:

                                     Shares of Common Stock        Options           Shares of Common Stock
Name                                        Owned (1)            Exercisable          Beneficially Owned(2)       Percent (3)
----                                        ---------            -----------          ---------------------       -----------
Virgil L. Clark                               34,897                57,050                     91,947 (4)             6.0%
T. Parick Costello                           105,000                 52,850                  157,850                 10.2%
Steven R. DeGrave                               6,000                 -                         6,000                 0.4%
Ronald T. Huth                                80,976                   3,000                  164,301 (5)            10.6%
Myron Lyskanycz                                 6,000                 -                         6,000                 0.4%
Earl Ritchie                                    6,000                 -                         6,000                 0.4%
Richard J. Stoner                               6,000                 3,000                    11,529 (6)             0.8%
David B. Ward                                   8,623                 2,000                     10,828 (7)            0.7%
All Directors and Executive                  244,873               109,900                   443,627                 29.4%
Officers as a Group

(1) Shares listed in this column include all shares held by the named individuals and all director nominees and executive officers as a group in their own names and in street named.

(2) Shares listed in this column include all shares listed in the adjacent columns plus shares held in trust and shares owned by such person's spouse. Beneficial ownership of shares held by a spouse is disclaimed.

(3) The percentages represent the total of shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of August 25, 1997 plus, where applicable, all stock options granted to the individual under the Company's stock option plans currently exercisable.

(4) Mr. Clark has sole voting power and sole investment power with respect to 19,844 shares held by three trusts for which he is trustee.

(5)  Includes 80,325 shares held by Mr. Huth's spouse.

(6)  Includes 2,529 shares held by Mr. Stoner's spouse.

(7)  Mr. Ward is a member of the law firm of Horton, Drawdy, Ward and Johnson,
     P. A., which provides legal services to the Company.

                                   PROPOSAL 1

         To elect two (2) Class One Directors to a term of three (3) years. The Board intends that the following persons shall be nominated of office for a period of three (3) years: T. Patrick Costello, Richard J. Stoner. THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR NOMINEES.

         The Board of Directors of the Company intends that the accompanying proxy will be voted for two (2) Class One directors listed below to serve a three-year term. It is not anticipated that the nominees will be unable or unwilling to serve, but in the event the Class Two directors unexpectedly become(s) unavailable, the accompanying proxy may be voted for such other person or persons as may be nominated by the Board of Directors.

         Set forth below for each nominee for election as a director and for each director whose term will continue after the Annual Meeting is a brief statement including the age, year of first election to the Board, principal occupation and business experience during the past five (5) years, and certain other directorships, all as of May 31, 1997, unless otherwise indicated.

                           Position with Company and/or                           Director
Name and Address           Principal Occupation or Employment                     Since

CLASS ONE:
TERM EXPIRING IN 2000

T. Patrick Costello        President and COO since 1997;. Executive V.P.          1994
Age 54                     and COO since 1996; V. P. Operations since 1995;
                           President of Origena, Inc., from 1990 to 1993.

Richard J. Stoner          Investor                                               1983
Age - 74                   Canton, Ohio

CLASS TWO:
TERM EXPIRING IN 1998

Virgil L. Clark            Chairman and CEO since 1997;                           1986
Age - 58                   President and CEO since 1995;
                           Vice Chairman & CEO from 1992 to 1994.

Steven R. DeGrave          Vice President, The NutraSweet Company                 1997
Age - 46                   Division of Monsanto

Myron Lyskanycz            Managing Partner, Ogilvy & Mather, Chicago             1996
Age - 39

CLASS THREE:
TERM EXPIRING 1999

Ronald T. Huth             Senior Partner R. T. Huth & Co., Lafayette, IN., CPA;  1984
Age - 64                   Non-Executive Chairman of the Board of
                           Piemonte Foods, Inc. from 1993 - 1997.

Earl Ritchie               Vice President/Operations, Park Foods since 1994       1996
Age - 60                   President - The Paxall Group, Inc. - 1992

         To the knowledge of the Company, there is no arrangement or understanding between any director and any other person or persons pursuant to which he was to be selected as a director of the Company. To the knowledge of the Company, there is no family relationship between any of the directors and executive officers.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The business and affairs of the Company are under the general management of its Board of Directors as provided by the laws of the State of South Carolina and the Bylaws of the Company.

         The Board of Directors has three (3) standing committees as follows:

         EXECUTIVE COMMITTEE. The Executive Committee has the full authority of the Board in the management of the business and affairs of the Company between Board meetings. The Executive Committee also serves as the nominating committee for the Board. Any person recommended by a Shareholder to serve on the Board will be considered as a potential nominee. Members of the Executive Committee during the fiscal year ended May 31, 1997 were Messrs. Clark and Huth.. The Committee met two (2) times during the year. For fiscal 1998 the committee members are Messrs. Clark, Lyskanycz and Ritchie.

         FINANCE AND AUDIT COMMITTEE. The Finance and Audit Committee reviews the results of the Company's annual audit with its auditors and is responsible for the scope of the auditors' relationship with the Company as well as selecting new auditors. Its members for the year ended May 31, 1997, were Messrs. Costello, Huth, and Lyskanycz and it met one (1) time during the year. For fiscal 1998 the committee members are Messrs. Costello, Huth and Stoner.

         PERSONNEL AND COMPENSATION COMMITTEE. The Personnel and Compensation Committee annually determines the compensation of the officers and executives of the Company. Its members for the year ended May 31, 1997, were Messrs. Huth and Stoner, and it did meet per direction of the full board. For fiscal 1998 the committee members are Messrs. Degrave, Huth and Stoner.

         During the fiscal year 1997, all members of the Board attended at least seventy-five (75%) percent of the meetings of the Board and of the committees of the Board on which they serve.

         During fiscal year ended May 31, 1997, Directors of the Company were paid a stipend of Seven Hundred Fifty Dollars ($750) per quarter, and a fee of One Thousand Dollars ($1,000) per Board meeting, and Seven Hundred Fifty Dollars ($750) per Committee meeting attended, plus their reasonable expenses in connection with attendance. The Chairman was paid a stipend of Two Thousand Five ($2,500) per quarter, and a fee of One Thousand Dollars ($1,000) per Board meeting, and Seven Hundred Fifty Dollars ($750) per committee meeting attended, plus his reasonable expenses in connection with attendance. The Board of Directors met five (5) times during the year.

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Company's Executive Officer Compensation Program (the "Program") has been developed over the last several years to reflect the overall compensation philosophies of the Company. Overall objectives are to motivate officers to achieve the Company's long and short-term performance goals and to reward them based in part upon performance of the team and in part upon their individual contributions to that performance; to motivate the executive officers to think and act as owners of the Company; to provide levels and forms of compensation to retain high performing executives; and to reinforce the planning and budgeting process of the Company for both short and long-term performance.

         The Program includes three parts: (1) Base Compensation designed to reflect the overall level of responsibility, marketplace salary trends and the performance of the incumbent within the position; (2) Annual Incentive Compensation, a cash bonus tied to the Company's performance against predetermined goals; and (3) Long-term Incentive Compensation, based upon grants of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards and restricted units, as incorporated in the 1994 Stock Plan.

         The Annual Incentive Compensation formula is based in major part on the Company's financial performance for the year involved. The performance targets are based on pre-tax earnings and stockholders' return on equity. The targets are reviewed annually by the Committee and adjusted as necessary to reflect changes in both market conditions and the Company.

         A long-term incentive is also provided to senior managers that links their interest directly to those of the Company's Shareholders. The 1994 Stock Plan established various option programs which will reward senior management participants if the price of the Company's stock increases.

         Pursuant to his employment agreement with the Company, Mr. Clark received base compensation of $185,000 in fiscal year 1997. No Annual Incentive Compensation was paid to Mr. Clark or other senior managers. There were no awards under the Long-term Incentive Compensation part of the Plan.

         The Committee believes that the incentive programs provided have contributed and will continue to contribute to the Company's financial performance. The Committee reviews the compensation of the Company's executive officers annually and believes that such compensation has been fair to both the executives and the Company's Shareholders.

                    The Personnel and Compensation Committee
                                 Ronald T. Huth
                                 Richard Stoner

         Common Stock Performance. As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performances of a broad equity market index and an index of appropriate similar companies. The Company has selected as a broad equity market index comparison the Total Return Index for the NASDAQ Stock Market (US). The Company has selected as the most appropriate peer group the S&P Food Index which is an index of companies in the food business.

                            REMUNERATION OF OFFICERS

         The following table sets forth the cash compensation paid to the officers of the Company and its subsidiaries whose remuneration for the fiscal year ended May 31, 1997, was in excess of $100,000, or if less than $100,000, to certain executive officers of the Company


                                                                                 Long-Term
                                                                                Compensation
                                                       Annual Compensation        Awards
                                                                                 Securities           All Other
                                                                             Underlying Options     Compensation
   Name and Principal Position        Year       Salary ($)     Bonus($))      (No. Awarded)            ($) (2)
   ---------------------------        ----       ----------     ---------    -------------------     -------
    Virgil Clark (1)                  1997        185,000           0              35,000               2,273
    Chairman/CEO                      1996        185,000           0                0                  2,722
                                      1995        185,000           0                0                  2,505

    T. Patrick Costello (1)           1997        148,000           0              35,000               1,465
    President/COO                     1996        148,000           0                0                  2,038
                                      1995        148,000           0                0                  2,505


(1) Mr. Clark has an employment contract through April 22, 1998, renewable for two-year terms unless otherwise terminated; Mr. Costello has a one year contract renewable annually unless otherwise terminated. Messrs. Clark and Costello are entitled to receive base compensation of $185,000 and $148,000, respectively per year and an annual incentive measured by return on shareholder equity (ROE).

(2) Includes the Company's matching contribution to the 401(k) Plan. Under this Plan, full-time employees with at least six months of service may select to contribute up to ten (10%) percent of annual compensation to the Plan. In addition, the Company contributes fifty (50%) percent of such employee contributions up to six (6) percent.

                                  STOCK OPTIONS
         Stock options for 70,000 shares were granted to the executive officers named during the year ending May 31, 1997. Upon review, the Board of Directors changed the vesting schedule for incentive stock options from annual based criteria to a three tier schedule determined by Market price. Existing options granted under the 1994 Stock Option Plan were canceled.

The following table summarizes all option activity by the named executives and reflect the value of unexercised options held at year-end:

                                                        Number of Securities          Value of Unexercised
                                                     Underlying Unexercised          in-the-Money Options
                                                        Options at Year-end              at Year-End(1)

Name                        Shares        Value
                           Acquired      Realized    Exercisable    Unexercisable    Exercisable     Unexercisable

Virgil L. Clark               0             $0          22,050         35,000            $0               $0

T. Patrick Costello           0              0          17,850         35,000              0                0

(1) The "Value of Unexercised in-the-Money Options at Year-End" is equal to the fair market value of the shares underlying the options at May 31, 1997, the last trading day of the 1997 fiscal year, less the exercise price, times the number of options. Exercise prices for options outstanding as of May 31, 1997 range from $1.25 to $8.33. The Market price of Piemonte stock as of the year-end was $.56 cents.

                                   PROPOSAL 2

         "To ratify the appointment of Ernst and Young LLP as the Company's independent auditors for the fiscal year ending 1998."

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST AND YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING 1998.

                        APPROVAL OF INDEPENDENT AUDITORS

         The Board of Directors, at the recommendation of its Finance and Audit Committee, elected Ernst & Young, Certified Public Accountant, Greenville, South Carolina, to conduct the annual examination of the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending May 31, 1997. The selection of this firm for fiscal year ending May 31, 1998 will be submitted for ratification by the Shareholders at the Annual Meeting. Ernst & Young has no financial interest, direct or indirect, in the Company or any of its subsidiaries, and they do not have any connection with the Company or any of its subsidiaries except in their professional capacity as independent auditors.

         As the Company focuses on its future as well as the activities in which it already is involved, the complexities associated with multi-state and international operations compelled the Finance and Audit Committee to review the appropriateness of the size firm that has been engaged and the needs of the future. Based upon their review of the Company's needs and the subsequent screening of several audit firms, the Finance and Audit Committee recommended a change of auditors to Ernst & Young which the Board approved.

         The ratification by the Shareholders of the selection of Ernst & Young as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors is, nevertheless, submitting this selection to the Shareholders to ascertain their views. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for fiscal year ending May 31, 1998.

         The Finance and Audit Committee, which is comprised of Directors who are not employees of the Company, approves in advance all non-audit services to be provided by Ernst & Young and believes they have no effect on audit independence.

                      STOCKHOLDERS' PROPOSALS FOR THE 1997
                         ANNUAL MEETING OF SHAREHOLDERS

         Stockholders' proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 intended to be presented at the 1997 Annual Meeting of Shareholders, tentatively scheduled for October, 1998, must be sent certified mail, return receipt requested and received at the Company Executive Offices, Post Office Box 9239, Greenville, South Carolina 29604, addressed to the attention of the Secretary by May 31, 1998, in order to be included in the Proxy Statement and form of proxy relating to such meeting.

                    OTHER MATTERS TO COME BEFORE THE MEETING

         The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             ------------------

                                  ANNUAL REPORT
         The Company's Annual Report to Stockholders for the year ended May 31, 1997, accompanies this Proxy Statement and is incorporated by reference herein.